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As filed with the Securities and Exchange Commission on January 23, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AUXILIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-3016883 (I.R.S. Employer Identification No.)

640 Lee Road
Chesterbrook, PA 19087
(484) 321-5900
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Adrian Adams
Chief Executive Officer and President
Auxilium Pharmaceuticals, Inc.
640 Lee Road
Chesterbrook, PA 19087
(484) 321-5900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Andrew I. Koven, Esq. Chief Administrative Officer and General Counsel Auxilium Pharmaceuticals, Inc. 640 Lee Road Chesterbrook, PA 19087 Telephone: (484) 321-5900	Michael N. Peterson, Esq. Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, Pennsylvania 19103 Telephone: (215) 963-5000

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement is declared effective.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered/Proposed Maximum Aggregate Offering Price/Amount of Registration Fee(2)(3)

Common Stock, par value $.01 per share

Preferred Stock, par value $.01 per share

Debt Securities

Warrants(4)

(1)
These offered securities may be sold separately, together or as units with other offered securities.

(2)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may be sold from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion or settlement of, or in exchange for, other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go" registration fees in accordance with Rule 456(b).

(3)
This registration statement also registers such indeterminate amounts of securities as may be issued upon conversion or settlement of, or in exchange for, the securities registered hereunder and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, such indeterminable number of shares as may be issued upon conversion or exchange as a result of stock splits, stock dividends or similar transactions.

(4)
The warrants represent rights to purchase the other classes of securities of Auxilium Pharmaceuticals, Inc. registered hereunder.

AUXILIUM PHARMACEUTICALS, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

        This prospectus relates to shares of common stock, shares of preferred stock, debt securities and debt and equity warrants that we, Auxilium Pharmaceuticals, Inc., may sell from time to time in one or more offerings at prices to be determined at the time of such offerings. This prospectus will allow us to issue securities over time. We will provide a prospectus supplement each time we issue securities, which will inform you about the specific terms of that offering and may also supplement, update or amend information contained in this document.

        The securities offered by this prospectus and any prospectus supplement may be offered directly or to or through underwriters or dealers. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. You should read this prospectus and each applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on the Nasdaq Global Market under the symbol "AUXL." The last reported sale price of our common stock on the Nasdaq Global Market on January 22, 2013 was $18.54 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system, or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

        Investing in our securities involves risk. See "Risk Factors" beginning on page 5 of this prospectus. You should read carefully this document and any applicable prospectus supplement before you invest.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 23, 2013.

        Auxilium, XIAFLEX, XIAPEX, Testim and the Auxilium logo are registered trademarks of Auxilium Holdings Inc. All other trademarks appearing in this prospectus are the property of their respective holders.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell:

  •
  shares of common stock,

  •
  shares of one or more series of preferred stock,

  •
  one or more series of debt securities, and

  •
  warrants to purchase shares of common stock or preferred stock, debt securities or any combination of such shares and debt securities,

separately, together or as units with other offered securities, in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplements together with the additional information described below under the heading "Where You Can Find More Information" before you decide whether to invest in the securities.

        You should rely only upon the information contained in, or incorporated into, this prospectus and the applicable prospectus supplements that contain specific information about the securities we are offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this document is accurate only as of the date on the front cover of this document. Our business, financial condition, results of operations and prospects may have changed since that date.

        Except as otherwise provided in this prospectus, unless the context otherwise requires, references in this prospectus to "we," "us" and "our" refer to Auxilium Pharmaceuticals, Inc. and its subsidiaries. To understand our offering of these securities fully, you should read this entire document carefully, including particularly the "Risk Factors" section and the documents identified in the section entitled "Where You Can Find More Information," as well as the applicable prospectus supplements that contain specific information about the securities we are offering.

 FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus, or incorporated by reference in this prospectus, are forward-looking statements within the meaning of the federal securities laws, including statements made with respect to our strategy, progress and timing of development programs and related trials, the efficacy of our product candidates, the commercial benefits available to us as a result of our agreements with third parties, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as "may," "will," "should," "would," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "seem," "seek," "future," "continue," or "appear" or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Although forward-looking statements are based on our current plans or assessments that are believed to be reasonable as of the date of this prospectus, they inherently involve certain risks and uncertainties. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed herein under "Risk Factors" and the following:

  •
  the commercial success in the United States ("U.S.") of XIAFLEX® (collagenase clostridium histolyticum) for the treatment of adult Dupuytren's contracture (Dupuytren's) patients with a palpable cord;

  •
  the success of the launch in the European Union ("EU") of XIAPEX® (EU tradename for collagenase clostridium histolyticum) for Dupuytren's and Peyronie's disease;

  •
  the successful transition of the rights to XIAPEX from Pfizer Inc. ("Pfizer") upon the termination of our agreement with Pfizer, effective April 24, 2013;

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  the success of the development and commercialization in Australia, Brazil, Canada, Mexico and Japan of XIAFLEX;

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  achieving greater market acceptance of XIAFLEX by physicians and patients;

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  obtaining and maintaining third-party payor coverage and reimbursement for XIAFLEX, Testim® and our product candidates;

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  obtaining approval from the U.S. Food and Drug Administration ("FDA") for our supplemental Biologics License Application for XIAFLEX for the treatment of Peyronie's disease;

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  our ability to demonstrate to the satisfaction of the FDA that XIAFLEX for the treatment of Peyronie's disease is safe and effective;

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  the size of addressable markets for our products and product candidates;

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  maximizing revenues of Testim and XIAFLEX in the currently approved indications;

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  competing effectively with other Testosterone Replacement Therapy ("TRT") products, including potential generic competition;

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  growth in sales of Testim;

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  growth of the overall TRT market;

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  the amount of resources our competitors devote to consumer awareness, advertising, promotional and other activities that drive the growth of the gel segment of the TRT market;

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  the ability to manufacture or have manufactured XIAFLEX, Testim and other product candidates in commercial quantities at reasonable costs and compete successfully against other products and companies;

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  the ability to leverage our investment in our sales force, as well as our expertise in clinical development and regulatory strategy, with the addition of new products;

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  the availability of and ability to obtain additional funds through public or private offerings of debt or equity securities;

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  obtaining and maintaining all necessary patents or licenses;

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  purchasing ingredients and supplies necessary to manufacture XIAFLEX, Testim and our product candidates at terms acceptable to us;

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  the costs associated with acquiring and the ability to acquire additional product candidates or approved products;

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  the ability to enroll patients in clinical trials for XIAFLEX in the expected timeframes;

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  the ability to obtain authorization from FDA or other regulatory authority to initiate clinical trials of XIAFLEX within the expected timeframes;

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  the ability to deliver on our current pipeline;

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  the ability to build out our business and development pipeline in specialty therapeutic areas through corporate development and licensing activities;

  •
  demonstrating the safety and efficacy of product candidates at each stage of development;

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  results of clinical trials;

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  meeting applicable regulatory standards, filing for and receiving required regulatory approvals;

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  complying with the terms of our licenses and other agreements;

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  changes in industry practice;

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  changes in the markets for, acceptance by the medical community of, and exclusivity protection for, our products and product candidates as a result of the Patient Protection and Affordable Care Act and the associated reconciliation bill or any amendments thereto or any full or partial repeal thereof; and

  •
  one-time events.

        Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results, performance, achievements and prospects may be materially different from what we expect. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and the documents that we incorporate by reference in this prospectus. Except for our ongoing obligations to disclose material information under the federal securities laws, we are not obligated to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

 AUXILIUM PHARMACEUTICALS, INC.

        We are a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences.

        We currently market two products: Testim® testosterone gel and XIAFLEX® (collagenase clostridium histolyticum). Testim is a proprietary, topical 1% testosterone once-a-day gel indicated for the treatment of hypogonadism. Hypogonadism is defined as reduced or absent secretion of testosterone which can lead to symptoms such as low energy, loss of libido, adverse changes in body composition, irritability and poor concentration. XIAFLEX is a proprietary, injectable collagenase enzyme approved by the United States ("U.S.") Food and Drug Administration ("FDA") for the treatment of Dupuytren's contracture ("Dupuytren's") in adult patients with a palpable cord.

        Our vision is to build a rapidly growing, profitable and sustainable biopharmaceutical company. To achieve this vision we plan to:

  •
  maximize revenues of Testim and XIAFLEX in the currently approved indications;

  •
  deliver on our current product pipeline;

  •
  build out our business and development pipeline in specialty therapeutic areas through corporate development and licensing activities; and

  •
  continue our focus on financial discipline.

Corporate Information

        We were incorporated under the laws of the State of Delaware in July 1999 as Auxilium A2, Inc. We changed our name to Auxilium Pharmaceuticals, Inc. in February 2002. Our principal executive offices are located at 640 Lee Road, Chesterbrook, PA 19087. Our telephone number is (484) 321-5900. Our website address is www.auxilium.com. We have enclosed our website address as an inactive textual reference. The information on our website is not a part of this prospectus.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully the "Risk Factors" section of our latest Annual Report on Form 10-K filed with the SEC, and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein, and in the prospectus supplement that we will provide to you in connection with an offering of securities described in this prospectus, as well as the other information included in this prospectus and in any applicable prospectus supplement before making an investment decision. These risks and uncertainties are not the only ones facing the Company. There may be additional risks that we presently do not know of or that we currently believe are immaterial which could also impair our business, financial condition, operating results or prospects. Any of these risks, either alone or taken together, could materially and adversely, affect our business, financial condition, operating results or prospects. As a result, the market price of our securities could decline, and you could lose part or all of your investment.

 USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds from any sale of the securities that we may sell by this prospectus and any accompanying prospectus supplement for working capital and other corporate purposes, which may include the acquisition (including by merger, purchase, license or otherwise) of businesses, products, product rights or technologies. In addition, we may use any proceeds to pay existing contractual obligations and to repay indebtedness. Investors will be relying on the judgment of our management regarding the application of the proceeds from any sale of the securities.

 DIVIDEND POLICY

        We have never paid or declared any cash dividends on our common stock. We currently intend to retain any earnings for future growth and, therefore, do not expect to pay cash dividends in the foreseeable future. Any future declaration and payment of dividends will be subject to the discretion of our Board of Directors, will be subject to applicable law and will depend upon our results of operations, earnings, financial condition, contractual limitations, cash requirements, future prospects and any other factors deemed relevant by our Board of Directors.

 RATIO OF EARNINGS TO FIXED CHARGES
AND
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK
DIVIDENDS

        Our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated below were as follows:

		Year Ended December 31,
	Nine Months Ended September 30, 2012
		2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges(1)	n/a	n/a	n/a	n/a	n/a	n/a
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends(2)	n/a	n/a	n/a	n/a	n/a	n/a

(1)
Our earnings were insufficient to cover fixed charges by $4,512,000 for the nine months ended September 30, 2012 and $32,916,000, $51,231,000, $53,457,000, $46,287,000 and $40,705,000 for the years ended December 31, 2011, 2010, 2009, 2008 and 2007, respectively.

(2)
Our earnings were insufficient to cover combined fixed charges and preferred stock dividends by $4,512,000 for the nine months ended September 30, 2012 and $32,916,000, $51,231,000, $53,457,000, $46,287,000 and $40,705,000 for the years ended December 31, 2011, 2010, 2009, 2008 and 2007, respectively.

        For the purpose of these computations, earnings have been calculated as the sum of (i) pretax income from continuing operations and (ii) fixed charges. Fixed charges consist of the sum of (i) interest cost (whether expensed or capitalized), amortized premiums, discounts and capitalized expenses related to indebtedness and (ii) an estimate of the interest within rental expense (calculated based on a reasonable approximation of the interest factor). Combined fixed charges and preferred stock dividends consist of the sum of (i) fixed charges, as calculated in accordance with the immediately preceding sentence, and (ii) the amount of pre-tax earnings that is required to pay the dividends on outstanding preference securities of the Company.

 CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

        In June 2011, the Financial Accounting Standards Board amended the guidance on the presentation of comprehensive income. Specifically, the new guidance eliminated the option to report other comprehensive income within the statement of changes in equity and requires an entity to present the components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or alternatively in two, but consecutive, statements. The amendment does not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The Company adopted this new guidance as of January 1, 2012 and presented separate consolidated statements of comprehensive loss within its statements of operations contained in its Quarterly Reports on Form 10-Q for each of the first three quarters of 2012. This registration statement incorporates by reference the Company's Annual Report on Form 10-K for 2011. The Company has not retrospectively revised the annual financial statements included in such report on Form 10-K to include such separate statements of comprehensive loss. Rather, set out below is a statement of comprehensive loss for each of 2011, 2010 and 2009.

	Year Ended December 31,
	2011	2010	2009
	(In thousands)
Net loss	$(32,916)	$(51,231)	$(53,457)

Other comprehensive income (loss):
Unrealized gains (losses) on investments	(237)	314	499
Foreign currency translation adjustment	(5)	(26)	1

Total	(242)	288	500

Comprehensive loss	$(33,158)	$(50,943)	$(52,957)

 THE SECURITIES WE MAY OFFER

        We may, from time to time, offer under this prospectus:

  •
  shares of common stock,

  •
  shares of one or more series of preferred stock,

  •
  one or more series of debt securities, and

  •
  warrants to purchase shares of common stock or preferred stock, debt securities or any combination of such shares and debt securities,

separately, together or as units with other offered securities, in one or more offerings at prices to be determined at the time of such offerings.

DESCRIPTION OF THE COMMON STOCK WE MAY OFFER

        The following description of our common stock is only a summary. We encourage you to read our certificate of incorporation and bylaws, which are incorporated into the registration statement of which this prospectus forms a part. We also refer you to the section of this prospectus entitled "Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws" for a discussion of certain provisions that could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult. As of the date of this prospectus, we are authorized to issue up to 120,000,000 shares of common stock, par value $.01 per share. As of September 30, 2012, there were 49,204,046 shares of our common stock issued and outstanding. An additional 135,579 shares of our common stock were held in treasury as of such date.

Liquidation Rights

        Upon voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any outstanding preferred stock.

Dividends

        Holders of common stock are entitled to receive proportionately any dividends that may from time to time be declared by our board of directors in respect of our common stock out of funds legally available for the payment thereof, subject to any preferential dividend rights of outstanding preferred stock. The dividend policy is determined at the discretion of our board of directors. To date, we have not paid any cash dividends to holders of our common stock and we do not intend to pay such dividends. We instead anticipate reinvesting our earnings. See "Dividend Policy."

Voting Rights

        Holders of common stock are entitled to one vote for share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights with respect to the election of directors.

        Our stockholders may not take any action by written consent in lieu of a meeting.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Listing

        Our common stock is listed on the Nasdaq Global Select Market under the symbol "AUXL."

Miscellaneous

        Our common stock is not convertible into, or exchangeable for, any other class or series of our capital stock. Holders of common stock do not have preemptive or other rights to subscribe for or purchase additional securities of ours.

DESCRIPTION OF THE PREFERRED STOCK WE MAY OFFER

        The following briefly summarizes the material terms of our preferred stock, other than pricing and related terms that will be disclosed in an accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by us, which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of our certificate of incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The certificate of designation relating to the particular series of preferred stock offered by an accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. We also refer you to the section of this prospectus entitled "Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws" for a discussion of certain provisions that could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult.

        As of the date of this prospectus, we are authorized to issue up to 5,000,000 shares of preferred stock, par value $.01 per share, of which, no shares of preferred stock are outstanding. Our board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of preferred stock in one or more series. Each series of preferred stock will have the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, as our board of directors determines.

        Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

  •
  the number of shares in the series of preferred stock;

  •
  the designation for the series of preferred stock by number, letter or title that will distinguish the series from any other series of preferred stock;

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  the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

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  the voting rights of that series of preferred stock, if any;

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  any conversion provisions applicable to that series of preferred stock;

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  any redemption or sinking fund provisions applicable to that series of preferred stock;

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  the liquidation preference per share of that series of preferred stock; and

  •
  the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

        The transfer agent, registrar, dividend disbursing agent and redemption agent, if any, for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER

        This prospectus describes the general terms and provisions of the debt securities we may offer and sell by this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We may offer debt securities in the form of either senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the "debt securities." Unless otherwise specified in a prospectus supplement, the senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt.

        The debt securities will be issued under an indenture between us and Wells Fargo Bank, National Association, as trustee (the "Trustee"), the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. We encourage you to read the indenture, because the indenture, and not this summary, will govern your rights as a holder of debt securities. Capitalized terms used in this summary will have the meanings specified in the indenture. References to "we," "us" and "our" in this section, unless the context otherwise requires or as otherwise expressly stated, refer to Auxilium Pharmaceuticals, Inc., excluding its subsidiaries.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors, or a committee thereof, and set forth or determined in the manner provided in an officers' certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

        We may issue an unlimited amount of debt securities under the indenture, and the debt securities may be in one or more series with the same or various maturities, at par, at a premium or at a discount. Except as set forth in any prospectus supplement, we will also have the right to "reopen" a previous series of debt securities by issuing additional debt securities of such series without the consent of the holders of debt securities of the series being reopened or any other series. Any additional debt securities of the series being reopened will have the same ranking, interest rate, maturity and other terms as the previously issued debt securities of that series. These additional debt securities, together with the previously issued debt securities of that series, will constitute a single series of debt securities under the terms of the applicable indenture.

        We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and other terms of the debt securities, which will include some or all of the following:

  •
  the form (including whether the debt securities will be issued in global or certificated form) and title of the debt securities;

  •
  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which we will pay the principal on the debt securities;

  •
  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest;

  •
  the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

  •
  the place or places where principal of, and premium and interest on, the debt securities will be payable;

  •
  the terms and conditions upon which we may redeem the debt securities;

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  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

  •
  the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

  •
  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

  •
  the currency of denomination of the debt securities;

  •
  any provisions relating to any security provided for the debt securities;

  •
  any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

  •
  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

  •
  any conversion provisions, including the security into which the debt securities are convertible, the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holder or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities are redeemed;

  •
  whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof;

  •
  any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

  •
  any other terms of the debt securities, which may modify, delete, supplement or add to any provision of the indenture as it applies to that series.

        We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of The Depositary Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement.

        You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the Trustee of the certificate to the new holder or the issuance by us or the Trustee of a new certificate to the new holder.

No Protection in the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

  •
  we are the surviving corporation or the successor person (if other than us) is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

  •
  certain other conditions are met, including any additional conditions described in the applicable prospectus supplement.

Events of Default

        Unless we state otherwise in the applicable prospectus supplement, event of default means, with respect to any series of debt securities, any of the following:

  •
  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the Trustee or with a paying agent prior to the expiration of the 30-day period);

  •
  default in the payment of principal of or premium on any debt security of that series when due and payable;

  •
  default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the Trustee or we and the Trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

  •
  certain events of bankruptcy, insolvency or reorganization of our company; and

  •
  any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

        No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the Trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the Trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

        The indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the Trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the Trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  •
  that holder has previously given to the Trustee written notice of a continuing event of default with respect to debt securities of that series; and

  •
  the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the Trustee to institute the proceeding as trustee, and the Trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

        If any securities are outstanding under the indenture, the indenture requires us, within 120 days after the end of our fiscal year, to furnish to the Trustee a statement as to compliance with the indenture. The indenture provides that the Trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

  •
  reduce the amount of debt securities whose holders must consent to an amendment or waiver;

  •
  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

  •
  reduce the principal of, or premium on, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

  •
  reduce the principal amount of discount securities payable upon acceleration of maturity;

  •
  waive a default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

  •
  make the principal of, or premium or interest on, any debt security payable in currency other than that stated in the debt security;

  •
  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

  •
  waive a redemption payment with respect to any debt security.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharging Our Obligations

        We may choose to either discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time after we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen, destroyed or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates.

        We may discharge our obligations under the indenture or release ourselves from covenant restrictions only if, in addition to making the deposit with the Trustee, we meet some specific requirements. Among other things:

  •
  we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law;

  •
  we may not have a default on the debt securities discharged on the date of deposit;

  •
  the discharge may not violate any of our agreements; and

  •
  the discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York.

 DESCRIPTION OF THE WARRANTS WE MAY OFFER

        This section describes the general terms and provisions of the warrants we may offer and sell by this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement as well as any general terms described in this section that will not apply to those warrants.

        We may issue warrants for the purchase of shares of our common stock or preferred stock, debt securities or any combination of such shares and debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agreement will be filed as an amendment to the registration statement of which this prospectus forms a part or filed in a current report on Form 8-K and incorporated by reference in the registration statement of which this prospectus form a part. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

        The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable:

  •
  the aggregate number of the securities covered by the warrant;

  •
  the designation, amount and terms of the securities purchasable upon exercise of the warrant;

  •
  the exercise price for our debt securities, the amount of debt securities upon exercise you will receive, and a description of that series of debt securities;

  •
  the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

  •
  the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise;

  •
  the expiration date for exercising the warrant;

  •
  the minimum or maximum amount of warrants that may be exercised at any time;

  •
  a discussion of U.S. federal income tax consequences; and

  •
  any other material terms of the securities warrants.

        After the warrants expire they will become void. The prospectus supplement will describe how to exercise warrants. The prospectus supplement may provide for the adjustment of the exercise price of the securities warrants.

        Until a holder exercises warrants to purchase our common stock, preferred stock or debt securities, that holder will not have any rights as a holder of our common stock, preferred stock or debt securities by virtue of ownership of warrants.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW, OUR CERTIFICATE OF
INCORPORATION AND OUR BYLAWS

        The following paragraphs summarize certain provisions of the Delaware General Corporation Law, or DGCL, our certificate of incorporation and our bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and to our certificate of incorporation and bylaws.

General

        Certain provisions of our certificate of incorporation and bylaws and Delaware law could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult, including:

  •
  an acquisition of us by means of a tender or exchange offer;

  •
  an acquisition of us by means of a proxy contest or otherwise; or

  •
  the removal of a majority or all of our incumbent officers and directors.

These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal.

Delaware Anti-Takeover Law

        We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a business combination with any interested stockholder for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board of Directors or unless the business combination is approved in a prescribed manner. A business combination includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets. In general, an interested stockholder is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Removal of Directors and Vacancies

        Our certificate of incorporation and our bylaws provide that directors may be removed only for cause and only by the affirmative vote of the holders of three-fourth of our shares of capital stock present in person or by proxy and entitled to vote. Under our certificate of incorporation and bylaws, any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office. In addition, our bylaws contain a provision whereby, at any annual meeting of our stockholders at which the number of nominees for election to our Board of Directors does not exceed the number of directors to be elected, any director who receives a greater number of votes "withheld" from and "against" his or her election than votes "for" such election must tender his or her resignation. The nominating and corporate governance committee of our Board of Directors (or an alternative committee described in our bylaws) must consider such resignation offer and recommend to our Board of Directors whether to accept such resignation offer. If our Board of Directors, in its discretion, determines that the resignation offer of such director should be accepted, then such director will be removed from the

Board. If our Board of Directors determines, in its discretion, that the resignation of such director should not be accepted, then such director will continue in office. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third-party to acquire, or discourage a third-party from seeking to acquire, control of our company.

No Cumulative Voting

        Our certificate of incorporation and bylaws do not provide for cumulative voting.

Stockholder Meetings

        Our certificate of incorporation and our bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our chairman of the board, our chief executive officer or our Board of Directors. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our Board of Directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Undesignated Preferred Stock

        The authorization in our certificate of incorporation of undesignated preferred stock makes it possible for our Board of Directors, without obtaining further stockholder approval, to issue preferred stock with voting rights or other rights or preferences that could impede the success of any attempt to take control of us.

Supermajority Voting for Certain Amendments to Our Certificate of Incorporation and Bylaws

        The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our certificate of incorporation and bylaws provide that the affirmative vote of the holders of at least three-fourths of the votes which all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation or bylaws described above under the headings "Removal of Directors and Vacancies" and "Stockholder Meetings".

 PLAN OF DISTRIBUTION

        We may sell the securities that we may offer by this prospectus:

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  to and through one or more underwriters;

  •
  to and through one or more dealers;

  •
  or through a combination of any such method of sale.

        The distribution of securities pursuant to any applicable prospectus supplement may be effected from time to time in one or more transactions either:

  •
  at a fixed price or prices which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices;

  •
  or at negotiated prices.

        Each time we sell the securities described in this prospectus, the particular terms of the offering of the securities, including the following: the names of any underwriters, the purchase price and the proceeds we will receive from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price, any discounts or concessions allowed or reallowed or paid to dealers, the method of distribution of the securities, any securities exchanges on which the securities of the series may be listed, and any other information we think is important, will be included in a prospectus supplement.

        We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"). We will name the agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment.

        One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        If an underwriter is, or underwriters are, utilized in the sale of securities, we will execute an underwriting agreement with such underwriters at the time of such sale to them. The securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, either at a fixed offering price, or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

        If a dealer is utilized in the sale of securities, we will sell the securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. Any initial offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Underwriters, dealers and agents may be entitled, under agreements that may be entered into with us, to indemnification by us against civil liabilities arising out of this prospectus, including liabilities under the Securities Act, or to contribution for payments which the agents or underwriters may be required to make relating to those liabilities. Any agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase the securities from us pursuant to contracts providing for payment and delivery on a future date or dates set forth in the applicable prospectus supplement. Institutions with which such contracts may be made may include, but are not limited to, commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such contract will not be subject to any conditions except that the purchase of any securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and if any of the securities being offered are also sold to underwriters, we shall have sold to such underwriters the securities not for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility with respect to the validity or performance of such contracts. The prospectus supplement relating to such contracts will set forth the price to be paid for the securities pursuant to such contracts, the commissions payable for solicitation of such contracts and the date or dates in the future for delivery of offered shares pursuant to such contracts.

        To facilitate an offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we have sold to them. In such circumstances, such persons would cover the over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to such persons. In addition, such persons may stabilize or maintain the price of our securities by bidding for or purchasing any of our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in any such offering may be reclaimed if shares that they sold are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the shares at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

        Any series of securities may be a new issue of securities with no established trading market. Any underwriter may make a market in the securities, but will not be obligated to do so, and may discontinue any market making at any time without notice. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

 VALIDITY OF SECURITIES

        The validity of any securities offered by us in the applicable prospectus supplement will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania and New York, New York. The validity of any securities offered in the applicable prospectus supplement will be passed upon for any underwriters or agents by counsel to be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, NE, Washington, D.C. 20549. You may also obtain copies of this information by mail from the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You should call 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to you free of charge at the SEC's Internet website at http://www.sec.gov. Most of our SEC filings are also available to you free of charge at our Internet website at http://www.auxilium.com. We have included the SEC's website address and our website address as inactive textual references only. Neither the contents of the SEC's website or our website, nor any other website that may be accessed from such websites, is incorporated in or otherwise considered a part of this prospectus.

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Statements made in this prospectus as to the contents of any contract, agreement or other documents are not necessarily complete, and, in each instance, we refer you to a copy of such document as filed with the SEC. The information incorporated by reference, although not included in or delivered with this prospectus, is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information and be deemed to be incorporated by reference into the prospectus. We incorporate by reference the documents listed below and any future filings (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until we sell all of the securities covered by this prospectus. Our Commission File Number for filings we make with the SEC under the Exchange Act is 000-50855.

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (including those portions of our definitive Proxy Statement for our 2012 Annual Meeting of Stockholders incorporated therein by reference);

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

  •
  our Current Reports on Form 8-K, filed with the SEC on January 9, 2012 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), February 6, 2012 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), February 17, 2012, February 23, 2012 (excluding Items 2.02 and 7.01 and Exhibit 99.1 of Item 9.01), April 16, 2012 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), May 21, 2012 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), May 24, 2012 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), June 22, 2012, July 20, 2012, September 14, 2012, November 7, 2012 (excluding Items 2.02 and 7.01 and Exhibit 99.1 of Item 9.01), January 3, 2013 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), January 7, 2013 (excluding Items 2.02 and 7.01 and Exhibit 99.1 of Item 9.01) and January 23, 2013; and

  •
  the description of our common stock contained in the registration statement on Form 8-A under the Exchange Act, filed with the SEC on July 16, 2004, including any amendments or reports filed for the purpose of updating that description.

        You may request a copy of these filings, at no cost, by writing or telephoning us at:

Auxilium Pharmaceuticals, Inc.
640 Lee Road
Chesterbrook, PA 19087
Attention: Investor Relations
Telephone: (484) 321-5900

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        Set forth below is an estimate (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the securities:

SEC registration fee	*
Printing and engraving expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Trustee fees and expenses	**
Transfer Agent fees and expenses	**
Blue Sky Fees	**
Miscellaneous	**

Total	**

*
Deferred in reliance upon Rule 456(b) and 457(r).

**
Estimated expenses are not presently known because an indeterminate amount of securities is covered by this registration statement.

Item 15.    Indemnification of Directors and Officers

        Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant's Fifth Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as currently in effect or as the same may hereafter be amended.

        Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

        The Registrant's Fifth Restated Certificate of Incorporation provides that the Registrant will, to the maximum extent permitted under the laws of the State of Delaware, indemnify and advance expenses upon request to any person who is or was a party or threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become, a director, officer or employee of the Registrant or, at the election of the Board, an agent of the Registrant or is or was serving at the request of the Registrant as a director, officer or employee or, at the election of the Board, agent of any other corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim. The Registrant's Fifth Restated Certificate of Incorporation does not require the Registrant to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person.

        The Registrant has purchased directors' and officers' liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Item 16.    Exhibits

EXHIBIT NUMBER		DESCRIPTION OF EXHIBIT
4.1		Fifth Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, File No. 000-50855, and incorporated by reference herein).

4.2		Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, File No. 000-50855, and incorporated by reference herein).

4.3	*	Form of Indenture.

4.4	**	Form of Certificate of Designations for Preferred Stock.

4.5	**	Form of Auxilium Pharmaceuticals, Inc. Preferred Stock Certificate.

4.6	**	Form of Debt Security.

4.7	**	Form of Warrant Agreement for Common Stock, including form of Warrant.

4.8	**	Form of Warrant Agreement for Preferred Stock, including form of Warrant.

4.9	**	Form of Warrant to Purchase Common Stock (included in Exhibit 4.8).

4.10	**	Form of Warrant to Purchase Preferred Stock (included in Exhibit 4.9).

4.11	**	Form of Warrant Agreement for Debt Securities, including form of Warrant.

4.12	**	Form of Warrant to purchase Debt Securities (included in Exhibit 4.12).

5.1	*	Opinion of Morgan, Lewis & Bockius LLP.

12.1	*	Computation of the Ratio of Earnings to Fixed Charges.

12.2	*	Computation of the Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.1	*	Consent of PricewaterhouseCoopers LLP.

EXHIBIT NUMBER		DESCRIPTION OF EXHIBIT
23.2	*	Consent of Morgan, Lewis & Bockius LLP, included in Exhibit 5.1 filed herewith.

24.1	*	Power of Attorney (included on signature pages).

25.1	*	Statement of Eligibility and Qualification on Form T-1.

*
Filed herewith.

**
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities, or where applicable, incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act.

Item 17.    Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)
to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)
that, for the purpose of determining liability under the Securities Act, if the registrant is relying on Rule 430B of the Securities Act;

    (i)
    each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii)
    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i)(x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

  (5)
  that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser;

  (i)
  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and;

  (iv)
  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(b)
For purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue;

(d)
(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective;

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof;

(e)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Tredyffrin in Chester County, Commonwealth of Pennsylvania, on January 23, 2013.

AUXILIUM PHARMACEUTICALS, INC
By:	/s/ ADRIAN ADAMS Adrian Adams Chief Executive Officer and President

        We, the undersigned officers and directors of Auxilium Pharmaceuticals, Inc. hereby severally constitute and appoint Adrian Adams, James E. Fickenscher and Andrew I. Koven, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Auxilium Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ADRIAN ADAMS Adrian Adams	Chief Executive Officer, President and Director (Principal Executive Officer)	January 23, 2013
/s/ JAMES E. FICKENSCHER James E. Fickenscher	Chief Financial Officer (Principal Financial and Accounting Officer)	January 23, 2013
/s/ ROLF A. CLASSON Rolf A. Classon	Chairman of the Board of Directors	January 23, 2013
/s/ PETER C. BRANDT Peter C. Brandt	Director	January 23, 2013
/s/ OLIVER S. FETZER Oliver S. Fetzer, Ph.D.	Director	January 23, 2013

Signature	Title	Date

/s/ PAUL A. FRIEDMAN Paul A. Friedman, M.D.	Director	January 23, 2013
/s/ NANCY S. LURKER Nancy S. Lurker	Director	January 23, 2013
/s/ WILLIAM T. MCKEE William T. McKee	Director	January 23, 2013

EXHIBIT INDEX

EXHIBIT NUMBER		DESCRIPTION OF EXHIBIT
4.1		Fifth Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, File No. 000-50855, and incorporated by reference herein).
4.2
Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, File No. 000-50855, and incorporated by reference herein).

4.3	*	Form of Indenture.

4.4	**	Form of Certificate of Designations for Preferred Stock.

4.5	**	Form of Auxilium Pharmaceuticals, Inc. Preferred Stock Certificate.

4.6	**	Form of Debt Security.

4.7	**	Form of Warrant Agreement for Common Stock, including form of Warrant.

4.8	**	Form of Warrant Agreement for Preferred Stock, including form of Warrant.

4.9	**	Form of Warrant to Purchase Common Stock (included in Exhibit 4.8).

4.10	**	Form of Warrant to Purchase Preferred Stock (included in Exhibit 4.9).

4.11	**	Form of Warrant Agreement for Debt Securities, including form of Warrant.

4.12	**	Form of Warrant to purchase Debt Securities (included in Exhibit 4.12).

5.1	*	Opinion of Morgan, Lewis & Bockius LLP.

12.1	*	Computation of Ratio of Earnings to Fixed Charges.

12.2	*	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.1	*	Consent of PricewaterhouseCoopers LLP.

23.2	*	Consent of Morgan, Lewis & Bockius LLP, included in Exhibit 5.1 filed herewith.
24.1	*	Power of Attorney (included on signature pages).

25.1	*	Statement of Eligibility and Qualification on Form T-1.

*
Filed herewith.

**
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities, or where applicable, incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act.